UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2016
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 37444	20-8920744

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

405 Howard Street
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2016, Fitbit, Inc. (the “Company”) announced the election of Laura J. Alber and Glenda Flanagan as new members of the Company’s Board of Directors (the “Board”), effective immediately. Both Ms. Alber and Ms. Flanagan will serve until the earliest to occur of the Company’s 2017 annual meeting of stockholders and until their successors are elected and qualified, or until their death, resignation or removal. Concurrently with their election to the Board, Ms. Alber was elected as a member of the Company’s Compensation Committee and Ms. Flanagan was elected as a member of the Company’s Audit Committee.

In connection with their elections as non-employee directors to the Board, Mses. Alber and Flanagan each will receive a pro rata portion of the $50,000 annual retainer for service as a director for the remaining portion of the year ending December 31, 2016. Ms. Alber will also receive a pro rata portion of the $7,500 annual retainer for her service as a member of the Company’s Compensation Committee for the remaining portion of the year ending December 31, 2016. Ms. Flanagan will also receive a pro rata portion of the $10,000 annual retainer for her service as a member of the Company’s Audit Committee for the remaining portion of the year ending December 31, 2016. Also on June 1, 2016, Mses. Alber and Flanagan each were granted an initial award of 11,505 restricted stock units (“RSUs”). These RSUs will fully vest on the date of the Company’s first annual meeting of stockholders following the grant and are subject to accelerated vesting in certain circumstances.

In addition, it is expected that Mses. Alber and Flanagan each will enter into the Company’s standard form of indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-203941), as filed with the Securities and Exchange Commission on May 7, 2015 and incorporated by reference herein.

There are no arrangements or understandings between Ms. Alber or Ms. Flanagan and any other persons pursuant to which either was selected as a member of the Board. There are also no family relationships between Ms. Alber or Ms. Flanagan and any director or executive officer of the Company, and neither has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release of Fitbit, Inc., dated June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	June 1, 2016	By:	/s/ Andy Missan
Name: Andy Missan
Title: Executive Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press release of Fitbit, Inc., dated June 1, 2016